EXHIBIT 31.1

Certification of Chief Executive Officer Pursuant to

Securities Exchange Act Rules 13a-14 and 15d-14,

As Adopted Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Jorge Titinger, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Verigy Ltd.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: February 25, 2011	/s/ Jorge Titinger
Jorge Titinger President and Chief Executive Officer